Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE
EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2023 (this “Supplemental Indenture”), among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers”), the Person listed on Exhibit A to this Supplemental Indenture (the “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to below), and U.S. Bank Trust Company, N.A., as successor trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee an indenture, dated as of February 22, 2017 (the “Original Indenture”), providing for the issuance by the Issuers of 6.125% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of July 18, 2018 (the “First Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Second Supplemental Indenture, dated as of January 25, 2019 (the “Second Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Third Supplemental Indenture, dated as of October 31, 2019 (the “Third Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture, dated as of December 27, 2019 (the “Fourth Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Fifth Supplemental Indenture, dated as of June 30, 2020 (the “Fifth Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Sixth Supplemental Indenture, dated as of February 18, 2021 (the “Sixth Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the Seventh Supplemental Indenture, dated as of March 25, 2022 (the “Seventh Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Original Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture is referred to herein as the “Indenture”;

WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or such Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.

7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUCCESSOR GUARANTORS:

NGL WATER SOLUTIONS PERMIAN, LLC

By:    /s/ Kurston P. McMurray
Name:    Kurston P. McMurray
Title:    Executive Vice President, General Counsel and Corporate Secretary

NGL NORTH RANCH, LLC

By:    /s/ Kurston P. McMurray
Name:    Kurston P. McMurray
Title:    Executive Vice President, General Counsel and Corporate Secretary
[Signature Page to Eighth Supplemental Indenture]

ISSUERS:

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings, LLC,
its general partner

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer

By:    /s/ Kurston P. McMurray
Name:    Kurston P. McMurray
Title:    General Counsel and Secretary

NGL ENERGY FINANCE CORP.

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Eighth Supplemental Indenture]

EXISTING GUARANTORS:

ANTICLINE DISPOSAL, LLC
AWR DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
CHOYA OPERATING, LLC
DISPOSALS OPERATING, LLC
GGCOF HEP BLOCKER II, LLC
GGCOF HEP BLOCKER, LLC
GRAND MESA PIPELINE, LLC
GSR NORTHEAST TERMINALS LLC
HILLSTONE ENVIRONMENTAL PARTNERS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL DELAWARE BASIN HOLDINGS, LLC
NGL ENERGY GP LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL MARINE, LLC
NGL RECYCLING SERVICES, LLC
NGL SHARED SERVICES, LLC
NGL SHARED SERVICES HOLDINGS, INC.
NGL SOUTH RANCH, INC.
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER PIPELINES, LLC
NGL WATER SOLUTIONS - ORLA SWD, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PRODUCT SERVICES, LLC

By:    /s/ Bradley P. Cooper
Name:    Bradley P. Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Eighth Supplemental Indenture]

U.S. BANK TRUST COMPANY, N.A., as Trustee

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

[Signature Page to Eighth Supplemental Indenture]

Exhibit A

Guaranteeing Subsidiaries
Name	Jurisdiction and Form of Organization
NGL North Ranch, LLC	Texas limited liability company
Exhibit A - Page 1